UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant	[ X ]
Filed by a Party other than the Registrant		[	]

Check the appropriate box:

[	]	Preliminary Proxy Statement.
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement
[ X ]	Definitive Additional Materials
[	]	Soliciting Material Pursuant to § 240.14a-12

Gardner Denver, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
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[    ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GARDNER DENVER, INC.

1800 Gardner Expressway

Quincy, Illinois 62305

NOTICE OF CHANGE OF LOCATION

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

This letter is to advise you that the location of the upcoming 2006 Annual Meeting of Stockholders, to be held on Tuesday, May 2, 2006 has been changed. The meeting will now be held at The Ritz-Carlton Chicago, 160 East Pearson Street, Chicago, Illinois 60611-2124 on Tuesday, May 2, 2006 at 1:30 p.m. The Notice of 2006 Annual Meeting of Stockholders and proxy statement recently mailed to stockholders on or about March 21, 2006 are hereby amended to reflect this change. All other information included in these proxy materials (including the date and time of the meeting) remains the same.

You may still vote by completing and returning the proxy card you received with the recently mailed proxy materials, calling the toll-free number indicated on the proxy card, or accessing the Internet website specified in the instructions included on the proxy card. If you can attend the meeting and wish to vote your shares in person at that time, you will be able to do so. This Notice of Change of Location for the 2006 Annual Meeting of Stockholders is first being mailed to stockholders on or about April 17, 2006. If you would like additional copies of the proxy statement or proxy card, please contact the Corporate Secretary at 1800 Gardner Expressway, Quincy, Illinois, 62305 or by telephoning 217-222-5400.

Your support is appreciated, and we hope that you will be able to join us at the May 2nd meeting.

FOR THE BOARD OF DIRECTORS

Tracy D. Pagliara Vice President, Administration, General Counsel and Secretary

Quincy, Illinois

April 17, 2006

RETURN OF PROXIES REQUESTED

To assure your representation at the meeting, please (1) sign, date and promptly mail the recently mailed proxy card, for which a return envelope was provided; (2) call the toll-free number indicated on the proxy card; or (3) access the Internet website specified in the instructions on the proxy card.